SIMLATUS CORPORATION AND GHS INVESTMENTS, LLC
SETTLEMENT AND RELEASE AGREEMENT

THIS SETTLEMENT AND RELEASE AGREEMENT (together will all amendments, supplements, schedules, exhibits, attachments and annexes collectively the “Agreement”), is entered into as of 7th day of February 2017, by and between Simlatus Corporation, FKA Grid Petroleum Corp., a Nevada corporation, (together with all past, present and future predecessors, successors and Subsidiaries, collectively, “SIML” or “Company”), and GHS Investments, LLC (“GHS”), a Nevada limited liability company.

WHEREAS, GHS owns that certain Convertible Promissory Note of the Company in the original aggregate principal amount of $15,886; dated April 28, 2016 (which tacks back to a Convertible Promissory Note between Direct Capital Group, Inc. and Grid Petroleum Corp. and dated June 30, 2015) (“Existing Note”), a copy of which is attached to this Agreement as Attachment A.

WHEREAS, SIML and GHS have mutually entered into this Agreement pursuant to which GHS has agreed, subject to performance and compliance by the Company of this Agreement and the Exchange Note, to exchange the Existing Note for an Exchange Convertible Promissory Note dated February 7, 2017 of the Company in the aggregate principal amount of One Hundred Fifty Thousand Dollars ($150,000), in the form and having the terms and conditions set forth as Attachment B (together with all amendments, supplements, exhibits, attachments, annexes and schedules, collectively, this “Exchange Note” or this “Note”). As set forth in the Exchange Note, the Exchange Note shall have, among other terms and conditions, the following:

1.	AMOUNT OF NOTE: $150,000
2.	INTEREST RATE: None except as provided in the Exchange Note
3.	TERM: The term of the Exchange Note is indefinite as to its term; the Note shall remain active until completely converted.
4.	CONVERSION RATE: 30% discount to the average VWAP for the 15 Trading Days (as defined in the Exchange Note) preceding the date of a Conversion Notice (as defined in the Exchange Note).
5.
VOLUME RESTRICTION:  GHS will be prohibited from converting more than Fourteen Thousand Dollars ($14,000) of principal, accrued but unpaid interest and other amounts owed under the Exchange Note per week, and selling in excess of $2,800 of amounts of the Exchange Note converted into shares of Common Stock (as defined in the Exchange Note) upon conversion of the Exchange Note.

6.
IRREVOCABLE SHARE RESERVATION AND SHARE ISSUANCE AGREEMENT: Simultaneously with the execution and delivery of this Agreement, an Irrevocable Share Reservation and Share Issuance Agreement (the “TA Letter”) shall be delivered to GHS and President’s Stock Transfer, the Company’s transfer agent (the “Transfer Agent”) that has been fully executed by the Company, GHS, and the Transfer Agent in the form annexed hereto as Attachment C.

Settlement& Release Agreement
SIML/GHS

7.
TRANSFER AGENT FEES:  GHS will pay to the Transfer Agent any standard and historical fees incurred to convert and deposit the shares of common stock issuable upon conversion of the Note at the standard and historic rate used by the Transfer Agent.  Such Transfer Agent fees shall not include any legal fees and/or expenses.

8.
TRADING REPORTS:  GHS shall provide SIML with weekly trading reports if requested in writing by the Company showing the aggregate gross amount of sales of shares of common stock by GHS. Such trading report shall be in the form the GHS brokerage or similar entity provides to GHS and shall be delivered within 3 Business Days of the receipt by GHS of any such written request by the Company.

THEREFORE, it is hereby agreed by both the Company, and GHS that:

The parties hereto agree that notwithstanding anything to the contrary provided herein or elsewhere, the above terms and conditions are only summaries of the terms and conditions of the Exchange Note and the TA Letter. The actual terms of the Exchange Note and the TA Letter shall be those set forth in the Exchange Note and the TA Letter, respectively. Any conflict between the terms of the Exchange Note and the TA Letter and the summary of such provided herein shall be resolved by reference to the executed Exchange Note and the TA Letter.

Simultaneously with and as a condition to GHS entering into this Agreement the Company shall deliver to GHS (i) a fully executed, duly authorized, valid binding and legally enforceable Exchange Note and TA Letter (which also shall be delivered to the Transfer Agent), and (ii) receipt of and documented proof satisfactory to GHS that ________ shares of Common Stock have been either (a) certificated in the name of GHS, and sent by overnight courier to GHS (or to such other person that GHS shall designate), for the number of shares of Common Stock to which the Holder shall be entitled to receive as set forth in such Conversion Notice or (b) credited to the account of the brokerage firm of GHS (for the benefit of GHS) at DTC (as defined in the Exchange Note) through DWAC (as defined in the Exchange Note), which shares are being issued pursuant to a Conversion Notice by GHS dated _______, 2017 previously delivered to the Company and a copy of which sent to Sharon Mitchell, Esq., legal counsel to the Company which the Company acknowledges receipt of.

The Company acknowledges and agrees that the Company, the Holder and the shares of Common Stock issuable upon conversion of the Exchange Note meet all of the requirements of Rule 144 of the Securities Act of 1933, as amended (the “1933 Act”), including, but not limited to, the holding period of Rule 144 and the Company being current in its reporting requirements pursuant to the 1933. The parties hereto agree that in entering into this Agreement, GHS has relied upon, among other items, the Company’s representation, warranty and covenant that it will take all actions necessary so that GHS can sell when and if it desires, subject to any express restrictions set forth in the Exchange Note, all shares of Common Stock issuable upon conversion of the Note and will honor all provisions of this Agreement, the Note and the TA Letter including, but not limited to, compliance with Rule 144.

The undersigned do hereby acknowledge receipt, review, understanding and agreement of this Settlement and Release Agreement.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Settlement& Release Agreement
SIML/GHS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; provided, however, that the Company shall not directly or indirectly transfer or assign any of its obligations hereunder in whole or in part without the express written consent of GHS, which may be withheld in its sole discretion, and any such transfer or assignment without said consent shall be null and void ab initio.

This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement.

Except as otherwise expressly provided herein, the “WHEREAS” clauses, schedules, attachments and exhibits to this Agreement are incorporated herein by this reference and made a part hereof of this Agreement as if fully set forth herein.

This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

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Settlement& Release Agreement
SIML/GHS

[SIGNATURE PAGE OF NOTE]

SIMLATUS CORPORATION

By: /s/Gary Tilden	Date
Gary Tilden, President	February 8, 2017

By: /s/Mark Grober	Date
Mark Grober, Member	February 8, 2017

[END OF SIGNATURE PAGE OF NOTE]

Settlement& Release Agreement
SIML/GHS

ATTACHMENT A

Existing Note

Settlement& Release Agreement
SIML/GHS

ATTACHMENT B

Exchange Note

Settlement& Release Agreement
SIML/GHS

ATTACHMENT C

Irrevocable Share Reservation and Share Issuance Agreement

Settlement& Release Agreement
SIML/GHS